Exhibit 3.3



              Certificate of Amendment to Certificate of Formation

                                       of

                             CHESAPEAKE FUNDING LLC

          It is hereby certified that:

          1. The name of the limited liability company (hereinafter called the "limited liability company") is:

                             CHESAPEAKE FUNDING LLC

          2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company's registered agent and registered office and by substituting in lieu thereof the following new statement:

                    "The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808."



Executed on June 24, 2002




                                                /s/ LYNN FELDMAN
                                                ----------------------------
                                                Lynn Feldman
                                                Authorized Person